Exhibit 10.9.7

EXECUTION VERSION

AMENDMENT NO. 6 TO THE THIRD AMENDED AND RESTATED LOAN AND

SECURITY AGREEMENT

This AMENDMENT NO. 6 TO THE THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of September 22, 2010, is entered into by and among DriveTime Automotive Group, Inc., a Delaware corporation (“DriveTime”), DriveTime Sales and Finance Company, LLC, an Arizona limited liability company (“DriveTime Sales”), as successor in interest to DriveTime Sales and Finance Corporation, DriveTime Car Sales Company, LLC, an Arizona limited liability company (“Car Sales”), as successor in interest to DriveTime Car Sales, Inc. (each a “Borrower” and collectively, the “Borrowers”), and Santander Consumer USA Inc., an Illinois corporation, as a lender, and as the agent for the Lenders (“SCUSA” or the “Agent”), and Manheim Automotive Financial Services, Inc., a Delaware corporation, as a lender (“MAFS” and, together with the Agent, the “Lenders” and each a “Lender”).

WHEREAS, on August 10, 2009, the Borrowers and the Lenders entered into the Third Amended and Restated Loan and Security Agreement, as further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof (the “Loan Agreement”); and

WHEREAS, the Borrowers and the Lenders desire to amend certain terms of the Loan Agreement as set forth herein to further reflect the foregoing in accordance with Section 13.8 thereof.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

2.	Amendments.

(a)	The definitions of the terms “Applicable Margin” and “Termination Date” set forth in Section 1.1 of the Loan Agreement are hereby amended by deleting such definitions in their entirety and replacing them with the following:

Applicable Margin: 5.00% per annum; provided, however, immediately upon the occurrence of an Event of Default, the Applicable Margin shall be 8.00% per annum.

Termination Date: October 21, 2010 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law as the same may be extended pursuant to Section 2.5(a) hereof.

(b)	The definition of the term “Change of Control” in Section 1.1 shall be amended by deleting the word “or” before clause (D) thereof and adding the following language at the end of that definition before the period:

“; or (E) a Change of Control, as that term is defined in the Notes Indenture, shall occur”.

(c)	The following definitions are hereby added to Section 1.1 and shall be inserted in proper alphabetical order:

Coverage Ratio: on any Quarterly Measurement Date, the ratio computed by dividing (a) EBITDA for the portion of the calendar year ending on such Quarterly Measurement Date by (b) Interest Expense for such portion of the calendar year.

EBITDA: for the DT Entities On A Consolidated Basis for any period, GAAP earnings plus (i) total interest expense (including that portion attributable to Capital Lease Obligations in accordance with GAAP and capitalized interest) of the DT Entities On A Consolidated Basis with respect to all outstanding Indebtedness of the DT Entities On A Consolidated Basis, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under interest rate agreements, but excluding, however, the amortization of deferred financing fees plus (ii) depreciation determined in accordance with GAAP for such period plus (iii) taxes determined in accordance with GAAP for such period.

Interest Expense: for the DT Entities On A Consolidated Basis for any period, total interest expense (including that portion attributable to Capital Lease Obligations in accordance with GAAP and capitalized interest) of the DT Entities On A Consolidated Basis with respect to all outstanding Indebtedness of the DT Entities On A Consolidated Basis, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under interest rate agreements, but excluding, however, the amortization of deferred financing fees.

(d)	Section 10.6 shall be amended by adding a new clause (e) at the end there of as follows:

“(e) The Coverage Ratio, as of any Quarterly Measurement Date, shall not be less than 1.15:1.0.”

3.	Representations and Warranties. Each Borrower represents and warrants to the Lenders that:

(a)	Each Borrower hereby reaffirms all representations and warranties made by such entity in the Loan Agreement and agrees that all such representations and warranties are deemed to have been remade as of the Effective Date (defined below) and are true and correct in all material respects as of such date, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

(b)	This Amendment (i) has been duly and validly authorized, executed and delivered by each Borrower and (ii) constitutes the legal, valid and binding obligations of each Borrower, and is enforceable against each Borrower in accordance with its terms.

(c)	After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.	Survival of Other Provisions. Unless specifically amended herein, all of the other covenants, agreements, representations, warranties, promises or other terms and conditions of the Loan Agreement shall remain in full force and effect without any change whatsoever.

5.	Conditions to Effectiveness. This Amendment shall become effective upon the date on which all of the following conditions are satisfied (the “Effective Date”):

(a)	execution and delivery of this Amendment by each of the parties hereto; and

(b)	reaffirmation from the Guarantor that, after giving effect to this Amendment, its obligations and representations and warranties under the Guaranty continue in full force and effect.

6.	Reimbursement. The Borrowers agree to pay or reimburse each Lender for all costs and expenses (including, without limitation, legal fees and disbursements) incurred by each Lender in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment.

7.	Entire Agreement. This Amendment constitutes the full and entire understanding and agreement of the Borrowers and the Lenders with respect to the subject matter hereof, and there are no further or other agreements or undertakings, written or oral, in effect between the Borrowers and the Lenders relating to the subject matter hereof unless expressly referred to in this Amendment.

8.	GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.	Execution in Counterparts. This Amendment may be executed in any number of counterparts and in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission or by electronic mail in a “.pdf” file shall be deemed an original signature hereto.

*    *    *    *    *

IN WITNESS WHEREOF, the Borrowers and the Lenders have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

Lenders:

SANTANDER CONSUMER USA INC.

By:	/s/ Jason Kulas
Name:	Jason Kulas
Title:	CFO

MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC.

By:	/s/ Katherine K. Decker
Name:	Katherine K. Decker
Title:	Group VP

Borrowers:

DRIVETIME AUTOMOTIVE GROUP, INC.

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Secretary

DRIVETIME CAR SALES COMPANY, LLC.

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Secretary

DRIVETIME SALES AND FINANCE COMPANY, LLC

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	Secretary

[Signature Page to Inventory Agreement Amendment No. 6]

Consent

The Guarantor consents to the foregoing Amendment No. 6 to the Third Amended and Restated Loan and Security Agreement and reaffirms its obligations pursuant to the applicable Loan Documents. The Guarantor further acknowledges and agrees that the term “Credit Agreement” as used in the Guaranty means the Credit Agreement as amended, amended and restated, supplemented or otherwise modified from time to time.

DT ACCEPTANCE CORPORATION

By:	/s/ Steven P. Johnson
Name:	Steven P. Johnson
Title:	President